As filed with the Securities and Exchange Commission on April 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OUTFRONT Media Inc.

Outfront Media Capital LLC

Outfront Media Capital Corporation

Additional Registrants Named in the Table of Additional Registrants

(Exact name of registrant as specified in its charter)

OUTFRONT Media Inc.	Outfront Media Capital LLC	Outfront Media Capital Corporation
Maryland	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

46-4494702	46-4221811	35-2490863
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

405 Lexington Avenue, 17th Floor

New York, New York 10174

(212) 297-6400

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard H. Sauer

Executive Vice President, General Counsel and Secretary

OUTFRONT Media Inc.

405 Lexington Avenue, 17th Floor

New York, New York 10174

(212) 297-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Boris Dolgonos

Rory Hood

Jones Day

222 East 41st Street

New York, New York 10017

Phone: (212) 326-3939

Fax: (212) 755-7306

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Debt Securities of OUTFRONT Media Inc.
Debt Securities of Outfront Media Capital LLC and Outfront Media Capital Corporation
Guarantee of Debt Securities of OUTFRONT Media Inc. (3)
Guarantee of Debt Securities of Outfront Media Capital LLC and Outfront Media Capital Corporation (3)
Preferred Stock, $0.01 par value of OUTFRONT Media Inc.
Common Stock, $0.01 par value of OUTFRONT Media Inc.
Warrants of OUTFRONT Media Inc.
Total

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may from time to time be issued upon conversion, redemption, exchange, exercise or settlement of other securities registered hereunder, including under any applicable anti-dilution provision. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.
(3)	Pursuant to Rule 457(n), no separate registration fee will be paid in respect of any such guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of Debt Securities)

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Century Prince Street, Inc.	New York	20-3375351
Fuel Outdoor LLC	New York	26-0074879
Fuel Outdoor Holdings LLC	Delaware	20-3995011
Fuel Outdoor San Francisco LLC	Delaware	20-4663829
Metro Fuel LLC	Delaware	20-5376145
Millennium Billboards L.L.C.	New York	13-4006979
Mizey Realty Co., Inc.	New York	13-4042269
Motion Picture Promotions, LLC	New York	45-2384053
Outdoor Inc.	Maryland	86-0736400
Outfront Media Boston LLC	New York	27-0631945
Outfront Media Bus Advertising LLC	New York	20-3168797
Outfront Media Chicago LLC	New York	27-0631907
Outfront Media Citylites LLC	New York	45-2447339
Outfront Media Electrical & Maintenance LLC	New York	13-4084174
Outfront Media Group LLC	Delaware	13-2660769
Outfront Media Kiosk Advertising LLC	New York	13-4054284
Outfront Media L.A. Inc.	Delaware	54-2092523
Outfront Media LLC	Delaware	46-4042148
Outfront Media Miami Holdings LLC	New York	27-0631866
Outfront Media Miami LLC	Delaware	20-5053402
Outfront Media Minnesota LLC	New York	27-3978383
Outfront Media Outernet Inc.	Delaware	04-3531204
Outfront Media San Francisco LLC	New York	27-0631817
Outfront Media Sign Erectors LLC	New York	13-4089506
Outfront Media Sports Inc.	Delaware	77-0141025
Outfront Media Texas Inc.	Texas	75-2936281
Outfront Media Transportation Advertising LLC	New York	20-5694015
Outfront Media VW Communications LLC	New York	13-3984032
Outfront Media Wall to Wall LLC	Delaware	22-3666517
Rockbridge Sports, Media and Entertainment, LLC	Virginia	45-2740888

* Each additional registrant is a wholly-owned direct or indirect subsidiary of OUTFRONT Media Inc. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174, telephone (212) 297-6400.

PROSPECTUS

OUTFRONT Media Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Guarantees

Outfront Media Capital LLC

Debt Securities

Guarantees

Outfront Media Capital Corporation

Debt Securities

Guarantees

OUTFRONT Media Inc. may offer and sell from time to time its debt securities, preferred stock, common stock and warrants. OUTFRONT Media Inc. may sell any combination of these securities in one or more offerings with an indeterminate aggregate initial offering price. Additionally, any or all of the direct or indirect subsidiaries of OUTFRONT Media Inc. named herein, including Outfront Media Capital LLC and Outfront Media Capital Corporation, may guarantee any debt securities offered by OUTFRONT Media Inc.

OUTFRONT Media Inc.’s common stock, $0.01 par value per share, is listed on the New York Stock Exchange under the symbol “OUT.”

Outfront Media Capital LLC and Outfront Media Capital Corporation may offer from time to time to sell debt securities consisting of debentures, notes or other evidences of indebtedness, which securities will be fully and unconditionally guaranteed by OUTFRONT Media Inc. and any or all of the direct or indirect subsidiaries of OUTFRONT Media Inc. named herein.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Our executive offices are located at 405 Lexington Avenue, 17th Floor, New York, New York 10174, and our telephone number is (212) 297-6400.

To assist us in maintaining our qualification as a real estate investment trust (“REIT”) for federal income tax purposes, among other purposes, our charter contains certain restrictions on ownership and transfer of our shares of stock, including a provision restricting stockholders from owning more than 9.8%, by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock without the prior consent of our board of directors. See “Description of Common Stock — Restrictions on Ownership and Transfer.”

Investing in any of our securities involves risks. You should carefully read and consider each of the factors described in the section entitled “Risk Factors” beginning on page 5 of this prospectus, as well as the risks contained or described in the applicable prospectus supplement and the documents incorporated herein or therein by reference before investing in any of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2016.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, an applicable prospectus supplement or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings of an indeterminate number and amount of securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the securities we may offer, you should also refer to the registration statement of which this prospectus is a part, including the exhibits to the registration statement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

Except as otherwise indicated or unless the context otherwise requires, all references in this prospectus to “the Company,” “we,” “our,” “us” and “our company” mean OUTFRONT Media Inc., a Maryland corporation, and unless the context requires otherwise, its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus and the documents incorporated herein by reference that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	Declines in advertising and general economic conditions;

•	Competition;

•	Government regulation;

•	Our inability to increase the number of digital advertising displays in our portfolio;

•	Taxes, fees and registration requirements;

•	Our ability to obtain and renew key municipal contracts on favorable terms;

•	Decreased government compensation for the removal of lawful billboards;

•	Content-based restrictions on outdoor advertising;

•	Environmental, health and safety laws and regulations;

•	Seasonal variations;

•	Acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations;

•	Dependence on our management team and advertising executives;

•	The ability of our board of directors to cause us to issue additional shares of stock without stockholder approval;

•	Certain provisions of Maryland law may limit the ability of a third party to acquire control of us;

•	Our rights and the rights of our stockholders to take action against our directors and officers are limited;

•	Our substantial indebtedness;

•	Restrictions in the agreements governing our indebtedness;

•	Incurrence of additional debt;

•	Interest rate risk exposure from our variable-rate indebtedness;

•	Our ability to generate cash to service our indebtedness;

•	Cash available for distributions;

•	Hedging transactions;

•	Diverse risks in our international business;

•	A breach of our security measures;

•	Failure to comply with regulations regarding privacy and data protection;

•	The financial information included in our filings with the SEC may not be a reliable indicator of our future results;

•	Asset impairment charges for goodwill;

•	Our failure to remain qualified to be taxed as a REIT;

•	REIT distribution requirements;

•	Availability of external sources of capital;

•	We may face other tax liabilities even if we remain qualified to be taxed as a REIT;

•	Complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities;

•	Our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”);

•	Our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT;

•	REIT ownership limits;

•	Complying with REIT requirements may limit our ability to hedge effectively;

•	Failure to meet the REIT income tests as a result of receiving non-qualifying income;

•	Even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT;

•	The IRS may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax;

•	Establishing an operating partnership as part of our REIT structure;

•	Our limited operating history as a REIT; and

•	We may not be able to engage in desirable strategic or capital-raising transactions as a result of our separation from CBS Corporation, and we could be liable for adverse tax consequences resulting from engaging in significant strategic or capital-raising transactions.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements in this prospectus and the documents incorporated herein by reference apply as of the date of this report or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in this prospectus and in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

THE COMPANY

We are one of the largest providers of advertising space on out-of-home advertising structures and sites across the United States and Canada. Our inventory consists of billboard displays, which are primarily located on the most heavily traveled highways and roadways in top Nielsen Designated Marketing Areas, and transit advertising displays with exclusive multi-year contracts with municipalities in large cities across the United States. Our top market, high profile location focused portfolio includes sites such as the Bay Bridge in San Francisco, various locations along Sunset Boulevard in Los Angeles, and various sites in and around both Grand Central Station and Times Square in New York. With TAB Out of Home Ratings, we are able to provide advertisers with the size and demographic composition of the audience that is exposed to individual displays. The combination of location and audience delivery is a selling proposition for the out-of-home industry. The breadth and depth of our portfolio provides our customers with a multitude of options to address a wide range of marketing objectives from national, brand-building campaigns to hyper-local businesses that want to drive customers to their retail location “one mile down the road.”

As of July 17, 2014, we began operating as a REIT for U.S. federal income tax purposes.

Our executive offices are located at 405 Lexington Avenue, 17th Floor, New York, New York 10174, and our telephone number is (212) 297-6400. Our website is located at www.outfrontmedia.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings. It is possible that our business, financial condition, future prospects, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures, acquisitions of outdoor advertising assets and businesses and other investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before benefit (provision) for income taxes and equity in earnings of investee companies plus fixed charges and distributions from investee companies. Fixed charges consist of interest expensed, amortization of deferred financing costs and debt discount and premium, and estimated interest within rental expense.

We did not have any shares of preferred stock outstanding as of December 31, 2015, and did not declare and were not otherwise required to pay any dividends on preferred stock during the periods noted in the table below. Accordingly, our ratio of earnings to combined fixed charges and preferred dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Year Ended December 31,
	2015		2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	(a	)	1.6x	3.5x	3.2x	3.1x

(a)	For the year ended December 31, 2015, earnings from continuing operations were less than total fixed charges by $21.1 million, due primarily to a non-cash loss on real estate assets held for sale.

DESCRIPTION OF DEBT SECURITIES

This prospectus covers the offer and sale of debt securities of OUTFRONT Media Inc., a Maryland corporation, Outfront Media Capital Corporation, a Delaware corporation, and Outfront Media Capital LLC, a Delaware limited liability company. As used in this section, the term “applicable issuer” refers to OUTFRONT Media Inc. in the case of debt securities of OUTFRONT Media Inc., Outfront Media Capital Corporation in the case of debt securities of Outfront Media Capital Corporation or Outfront Media Capital LLC in the case of debt securities of Outfront Media Capital LLC, in each case excluding any of the issuers’ respective subsidiaries, unless expressly stated or the context requires otherwise. The debt securities will have the terms described in this prospectus unless the prospectus supplement describes different terms.

The debt securities will be issued under an indenture between the applicable issuer or issuers, the guarantors party thereto and Deutsche Bank Trust Company Americas (the “trustee”). We have incorporated the form of the indenture (the “indenture”) by reference as an exhibit to the registration statement of which this prospectus is a part. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply.

The indenture provides that the debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by the applicable issuer. The indenture also gives the applicable issuer the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. The indenture does not limit the amount of debt securities or other unsecured debt which the applicable issuer may issue. The trustee serves two principal roles:

•	the trustee can enforce your rights against us if an Event of Default (as defined and described below) occurs; and

•	the trustee performs various administrative duties.

The following description is a summary of selected provisions relating to the debt securities and the indenture. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The debt securities will be either senior debt securities or subordinated debt securities. The indenture does not limit the total principal amount of debt securities that the applicable issuer can issue. The applicable issuer may issue the debt securities in one or more series as the applicable issuer may authorize from time to time. In addition, the applicable issuer may “reopen” a previous issue of debt securities by issuing additional debt securities of that series.

A prospectus supplement and a supplemental indenture (or resolutions of the board of directors or action of the sole member, as applicable, or an officer’s certificate pursuant to authority granted under resolutions of the board of directors, each in lieu of a supplemental indenture) relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities or a combination thereof;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate (or method of determining the rate) that the debt securities will bear, the interest payment dates for the debt securities and the record dates for determination of the holders to whom interest is payable;

•	the place where the principal, premium and interest on the debt securities will be paid;

•	any optional redemption periods and prices and any specific terms or conditions related to optional redemptions;

•	whether the debt securities are convertible or exchangeable into other securities;

•	any sinking fund or other provisions that would obligate the applicable issuer to repurchase or otherwise redeem the debt securities;

•	the denominations in which the debt securities will be issued, if other than $2,000 and any integral multiple of $1,000 in excess thereof;

•	the manner in which the amounts of principal, premium or interest payments on the debt securities will be determined if these amounts may be determined by reference to an index;

•	the currency in which the principal, premium and interest on the debt securities will be paid if other than the United States dollar;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities (a) payable if the maturity of the debt securities is accelerated or (b) provable in bankruptcy;

•	any provisions relating to any security provided for the debt securities;

•	any changes in or additions to the Events of Default;

•	whether the debt securities may be issued in the form of global securities and the terms and conditions of the global securities;

•	any changes or additions to the covenants; and

•	any other terms of the debt securities.

The debt securities may be issued at a discount below their stated principal amount. Even if the applicable issuer does not issue the debt securities below their stated principal amount, for U.S. federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. The U.S. federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount will be described in a prospectus supplement. Any special U.S. federal income tax considerations or other restrictions or terms applicable to the debt securities being issued, including, as applicable, securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency, will be also be described in a prospectus supplement.

Debt securities may be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons. Unless specified in the prospectus supplement, the debt securities will be in fully registered form without coupons. In addition, debt securities may be issued in the form of one or more global securities as described below.

Registration, Transfer and Payment

Principal of, premium, if any, and interest, if any, on securities will be payable on the dates and in the manner the applicable issuer designates as specified in the applicable prospectus supplement.

You may present fully registered securities for transfer or exchange at the corporate trust office of the trustee or any other office or agency we maintain for that purpose, without the payment of any service charge except for any tax or governmental charge incidental to the transfer or exchange. Provisions for the transfer or exchange of securities in other forms will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of such security. The global securities will be deposited with the depositary identified in the prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole to certain nominees of the depositary or to a successor depositary or nominee of a successor depositary.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in a prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to “participants” or persons that may hold interests through participants. The term “participants” means institutions that have established accounts with the depositary or its nominee. Upon the issuance of a global security, and the deposit of the global security with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participants. The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If the applicable issuer offers and sells the debt securities directly or through agents, either the applicable issuer or its agent will designate the accounts. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.

Principal of, any premium on and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. The applicable issuer and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security for all purposes, including for paying principal, premium and interest. Except as set forth below, owners of beneficial interests in a global security will not:

•	be entitled to have the debt securities represented by the global security registered in their names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; or

•	be considered the owners or holders of the debt securities.

Therefore, the applicable issuer and the trustee do not have any direct responsibility or liability for the payment of principal of, premium, if any, on or interest, if any, on any debt securities represented by a global security to owners of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payments, will on the same date credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s or its nominee’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of these participants and will not be the responsibility of the depositary or its nominee, the trustee or the applicable issuer. The applicable issuer or the trustee is responsible only for paying principal, premium, if any, and interest, if any, to the depositary or its nominee. The depositary or its nominee and the direct and indirect participants are responsible for disbursing these payments to the owners of beneficial interests in the global securities.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the applicable issuer within ninety days, the applicable issuer will issue individual debt securities in exchange for the global security. In addition, the applicable issuer may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for the global security.

Neither the applicable issuer, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and the applicable issuer, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

Subordination

The debt securities may be senior or subordinated. Senior debt securities will rank on an equal basis with all our other unsecured debt obligations except subordinated debt.

Subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the prospectus supplement relating to the subordinated debt securities, to all the applicable issuer’s “senior debt” (which will be defined in the applicable prospectus supplement).

If the applicable issuer defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, the applicable issuer cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to the applicable issuer, its creditors or its property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if the applicable issuer defaults on the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of the subordinated debt can receive any payments.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at the applicable issuer’s option, and may include provisions pursuant to which the number of shares of our common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.

Consolidation, Merger or Sale

The indenture provides that, except as otherwise provided in any prospectus supplement, the applicable issuer may consolidate with or merge into or wind up into another person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets to another person, if, among other things:

•	the resulting, surviving or transferee person (if other than the applicable issuer) expressly assumes all the applicable issuer’s obligations under the debt securities and the indenture; and

•	the applicable issuer or such successor person is not immediately thereafter in default under the indenture.

Upon the assumption of the applicable issuer’s obligations by such a person upon the sale of all or substantially all the assets in compliance with the indenture, the applicable issuer shall be discharged from all obligations under the debt securities and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions could constitute a “change in control,” as described in any prospectus supplement, permitting each holder to require the applicable issuer to purchase the debt securities of such holder as described in any prospectus supplement.

Modification and Waiver

The indenture (including the terms and conditions of the debt securities) may be modified or amended by the applicable issuer and the trustee, with respect to any series of debt securities, without the consent of the holder of such series of debt securities, for the purposes of, among other things:

•	adding to the applicable issuer’s covenants for the benefit of the holders of the debt securities of such series;

•	surrendering any right or power conferred upon the applicable issuer in respect of such series;

•	providing for the assumption of the applicable issuer’s obligations to the holders of the debt securities of such series;

•	complying with the requirements of the SEC in connection with the registration of the debt securities of such series under the Securities Act of 1933, as amended (the “Securities Act”), and the qualification of the indenture under the Trust Indenture Act of 1939, as amended; and

•	curing any ambiguity, omission, mistake, defect or inconsistency.

Modifications and amendments to the indenture or to the terms and conditions of the debt securities of such series may also be made, and past defaults by the applicable issuer may be waived with the consent of the holders of at least a majority in principal amount of the debt securities of such series at the time outstanding. However, no such modification, amendment or waiver may, without the consent of the holder of each debt security so affected:

•	change the stated maturity of such debt security;

•	reduce the principal amount at maturity, redemption price or purchase price on such debt security;

•	change the currency of payment of such debt security or interest thereon;

•	reduce the percentage in aggregate principal amount at maturity of any debt security outstanding necessary to modify or amend the indenture or to waive any past default;

•	impair the right to institute suit for the enforcement of any payment with respect to such debt security; or

•	in the case of any debt security that is subject to a guarantee, release the guarantor of such guarantee from any of its obligations under such guarantee, except in accordance with the terms of the indenture and such security.

Events of Default

Unless the applicable issuer provides otherwise in the applicable prospectus supplement, the indenture provides that the following are “Events of Default” with respect to any series of the debt securities issued thereunder:

•	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on any debt security of such series;

•	default for 30 days or more in the payment when due of interest on or with respect to any debt security of such series;

•	default in the making or satisfaction of any sinking fund payment when the same shall become due and payable on the terms of any debt securities of such series;

•	failure for 60 days after receipt of written notice from the trustee or holders of not less than 25% in principal amount of the outstanding debt securities of that series to comply with any of our other obligations, covenants or agreements in respect of the debt securities of such series contained in the indenture or the debt securities;

•	certain events of bankruptcy, insolvency or reorganization;

•	if the debt securities are subject to a guarantee of a guarantor, such guarantee for any reason ceases to be, or for any reason shall be asserted in writing by such guarantor or the applicable issuer, not to be in full force and effect; or

•	any other event of default described in the prospectus supplement for such series.

An Event of Default with respect to any particular series of debt securities issued under an indenture does not necessarily constitute an Event of Default with respect to any other series of debt securities issued under such indenture. The trustee may withhold notice to the holders of any debt securities of any default (except in the payment of principal or interest) if it considers such withholding is in the interests of such holders.

Unless the applicable issuer provides otherwise in the applicable prospectus supplement, if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of such series of debt securities may declare the principal of all the debt securities of such series to be due and payable immediately; provided, however, that subject to certain conditions, any such declaration and its consequences may be rescinded and annulled by the holders of not less than a majority in aggregate principal amount of the debt securities of such series.

The indenture requires the applicable issuer to file annually with the trustee a certificate, signed by a specified officer, stating whether or not such officer has obtained knowledge of any default by the applicable issuer in the performance, observance or fulfillment of any condition or covenant of such indenture, and, if so, specifying each such default and the nature thereof.

Subject to provisions relating to its duties in case of a default, the trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders shall have offered to such trustee reasonable indemnity.

Subject to such provisions for indemnification, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the appropriate trustee, or exercising any trust or power conferred upon such trustee, with respect to the debt securities of such series.

Satisfaction and Discharge of the Indenture; Defeasance

With certain exceptions, the applicable issuer may satisfy and discharge our obligations under the indenture with respect to any series of debt securities:

•	by delivering to the trustee for cancellation all outstanding debt securities of such series or by depositing with the trustee cash or securities (as applicable under the terms of the indenture) sufficient to pay and discharge the entire indebtedness evidenced by the outstanding debt securities of such series that have not then been delivered to the trustee for cancellation when or after such securities have become due and payable; and

•	by paying all other sums payable by the applicable issuer under the indenture with respect to the debt securities of such series.

Under federal income tax law as of the date of this prospectus, such deposit and discharge may be treated as a disposition of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis in the debt securities and the amount of cash plus the fair market value of any property received upon such disposition. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisors as to the tax consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

A series of debt securities may have no conditions for defeasance or may have additional or different conditions for defeasance as described in the applicable prospectus supplement.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF GUARANTEES

To the extent provided in the applicable supplement to this prospectus, the debt securities offered and sold pursuant to this prospectus may be guaranteed by one or more guarantors. Each guarantee will be issued under a supplement to the applicable indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following, to the extent applicable:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior, senior subordinated or subordinated;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

DESCRIPTION OF PREFERRED STOCK

Pursuant to the Company’s Charter (the “charter”), our board of directors is empowered, without any approval of our stockholders, to cause us to issue shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series, and to set or change, subject to the express terms of any class or series of our stock outstanding at the time, the preferences, conversion or other rights, voting powers (including any exclusive voting rights), restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. The prospectus supplement relating to any class or series of preferred stock we may offer will contain the specific terms of that class or series, including some or all of the following:

•	whether the shares of the class or series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•	whether shares of the class or series will be entitled to receive dividends or other distributions and, if so, the distribution rate (or the method of calculation thereof) on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative and if cumulative, the date from which dividends will accumulate, the priority as to payment of dividends with respect to other classes or series of stock of the Company, the dividend periods (or the method of calculation thereof) and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the class or series and the priority as to payment of such preferential amount with respect to other classes or series of stock of the Company and any other rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company;

•	whether and the extent to which the class or series will be guaranteed;

•	whether the shares of the class or series are convertible, or exchangeable for, shares of any other class or series of stock, or any other securities of the Company, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the class or series may be converted or exchanged into other securities;

•	whether the shares of the class or series will be listed on a securities exchange or market;

•	a discussion of any material U.S. federal income tax considerations applicable to the classes or series of preferred stock being offered;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of the Company;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the class or series;

•	terms and conditions for any auction and remarketing, if any;

•	the distinctive designation of each class or series and the number of shares that will constitute the class or series;

•	the voting power, if any, of shares of the class or series; and

•	any other relative rights, preferences or limitations.

As of the date of this prospectus, we are authorized to issue up to fifty million (50,000,000) shares of preferred stock, par value $0.01 per share, and have no shares of preferred stock outstanding. Some of the provisions described in the section “Description of Common Stock—Restrictions on Ownership and Transfer” may also apply to any shares of preferred stock we may issue.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (the “MGCL”), the charter and the Company’s Amended and Restated Bylaws (the “bylaws”). Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

Shares of Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of shares of our stock, holders of our common stock are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for distribution to our stockholders and are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up, after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our stock and except as is otherwise specified in the terms of any class or series of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power. Directors are elected by a plurality of all of the votes cast in the election of directors. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares may cast their votes but will be unable to influence the election of directors.

Holders of shares of our common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our stock, shares of our common stock have equal distribution, liquidation and other rights.

Power to Increase or Decrease Authorized Shares of Stock, Reclassify Unissued Shares of Stock and Issue Additional Shares of Common Stock

Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. Our charter authorizes our board of directors to authorize the issuance from time to time of shares of our common stock.

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock, including one or more classes or series of stock that may have preferences over our common stock with respect to distributions or upon liquidation, and to authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set the number of shares in such class or series and, subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of our stock and subject to the express terms of any class or series of stock then outstanding, the preferences, conversion and other rights, voting powers (including exclusive voting rights), restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently have any plans to do so, it could authorize the issuance of shares of common stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer

In order for us to qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to qualify to be taxed as a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our stock (after taking into account options to acquire shares of stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify to be taxed as a REIT, we must satisfy other requirements as well. See “Certain U.S. Federal Income Tax Considerations—Taxation of OUTFRONT Media Inc.—Requirements for Qualification—General.”

Our charter contains restrictions on the ownership and transfer of shares of our stock that are intended to assist us in complying with these requirements, among other purposes. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the “common stock ownership limit”) or 9.8% in value of the aggregate outstanding shares of all classes or series of our stock (the “aggregate stock ownership limit”). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of shares of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

Our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if we obtain such representations and undertakings from such stockholders as are reasonably necessary for the board of directors to determine that:

•	no individual’s beneficial or constructive ownership of our stock will result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT; and

•	such stockholder does not and will not own, actually or constructively, an interest in a customer (i.e., a lessee of real property for purposes of the REIT requirements) of ours (or a customer of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such customer (or our board of directors determines that revenue derived from such customer will not, individually or in the aggregate with our other revenues, affect our ability to qualify to be taxed as a REIT).

Any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing an excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT. Notwithstanding any ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock or we would otherwise fail to qualify to be taxed as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify to be taxed as a REIT;

•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and

•	any person from beneficially or constructively owning shares of our stock to the extent such ownership would result in us failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of shares of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give written notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer of shares of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of shares of our stock described above is no longer required.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity,” then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of our stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends or other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price (as such term is defined in our charter) at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the prohibited owner by the amount of any dividends or other distributions that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of shares of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividends or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand.

In addition, if our board of directors at any time determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares of our stock described above or that a person intends to acquire beneficial or constructive ownership of shares that would cause such person to violate the restrictions on ownership and transfer of shares described above (whether or not such violation is intended), our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits. These restrictions on ownership and transfer of shares of our stock took effect upon completion of our initial public offering and will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with any restriction or limitation on ownership and transfer of shares of our stock is no longer required.

The restrictions on ownership and transfer of shares of our stock described above could delay, defer or prevent a transaction or a change in control, including one that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement. The warrants we issue may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number of shares of common stock purchasable upon exercise of such warrants;

•	the provisions for adjustment of the number of shares of common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related common stock will be separately transferable;

•	the price at which each share of common stock purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

You should also read the section captioned “Description of Common Stock” for a general description of the common stock to be acquired upon the exercise of the warrants, including a description of certain restrictions on the ownership and transfer of common stock. We will treat as outstanding any common stock that may be acquired upon the exercise of warrants, directly or constructively held by an investor, at the following times:

•	at the time of acquisition of the warrants; and

•	prior to the exercise of the warrants, for purposes of determining the percentage ownership of common stock held by such investor.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, our charter and our bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Our Board of Directors

Our board of directors currently consists of seven directors. In accordance with the terms of our charter, our board of directors is divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible with each class serving staggered three-year terms. Our charter provides that the number of directors on our board of directors is fixed exclusively by our board of directors pursuant to the bylaws, but may not be fewer than the minimum required by the MGCL, which is one. Our bylaws provide that our board of directors must consist of not less than one and not more than 15 directors.

Election of Directors; Removals; Vacancies

Our bylaws provide that directors are elected by a plurality of all of the votes cast in the election of directors.

Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, our directors may be removed at any time, but only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Our charter provides that vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, subject to the rights, if any, of holders of any class or series of preferred stock to fill vacancies. Any director elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Meetings of Stockholders

Our bylaws provide that a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. Our chairman, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Stockholder Actions by Written Consent

Under the MGCL, stockholder action may be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting unless the charter provides for a lesser percentage. Our charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting on such business or in the election of such nominee and who has provided notice to us within the time period and containing the information and other materials specified in the advance notice provisions of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the board of directors for the purposes of determining stockholders entitled to vote at the meeting at the time of giving the notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period and containing the information and other materials specified in the advance notice provisions of our bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be delivered not earlier than the 150th day prior to the date of such annual meeting nor later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. With respect to a special meeting, stockholders generally must provide notice to our corporate secretary at our principal executive office not earlier than the 120th day before such special meeting nor later than 5:00 p.m., Eastern Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

Amendment of Charter and Bylaws

Under the MGCL, a Maryland corporation generally may not amend its charter unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that we generally may amend our charter if such action is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for amendments to certain provisions of our charter related to the removal of directors.

Our bylaws provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Transactions Outside the Ordinary Course of Business

Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that we generally may not dissolve, merge or consolidate with, or convert into, another entity, sell all or substantially all of our assets or engage in a statutory share exchange unless the action is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an “interested stockholder” (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has by resolution exempted from the provisions of the Maryland business combination act all business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and any other person if our board of directors has first approved the combination. As a result, a person may be able to enter into a business combination with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that our board of directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise voting power (except solely by virtue of a revocable proxy) in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. The control share statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Shares owned by the acquirer, officers of the corporation or employees of the corporation who are also directors of the corporation are excluded from shares entitled to vote on the matter.

Our bylaws contain a provision opting out of the control share acquisition statute. This provision may be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL that provide for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board be filled only by a vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have opted into the Subtitle 8 provision relating to director vacancies, and, as a result, vacancies on our board may be filled only by a majority of the remaining directors and directors elected by the board to fill vacancies will serve for the remainder of the full term of the class of directors in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (i) have a classified board, (ii) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (iii) vest in the board the exclusive power to fix the number of directorships and (iv) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.

Forum Selection Clause

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine shall be, in each case, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify to be taxed as a REIT.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The MGCL contains, and our charter and bylaws contain, provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including supermajority vote requirements, a classified board, cause requirements for removal of directors, as applicable, and advance notice requirements for director nominations and other stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL or the resolution exempting certain business combinations from the business combination provisions of the MGCL were repealed or rescinded, these provisions of the MGCL could have similar antitakeover effects. Further, the restrictions on ownership and transfer of shares of our stock described in the section entitled “Description of Common Stock—Restrictions on Ownership and Transfer” could delay, defer or prevent a transaction or a change in control, including one that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify any present or former director or officer, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any proceeding to which he or she may be made or threatened to be made a party by reason of his or her service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that a personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of the Company who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; and

•	any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, trustee or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee of the Company or a predecessor of the Company.

The indemnification and payment or reimbursement of expenses provided by the indemnification provisions of our charter and bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any statute, bylaw, resolution, insurance, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we have entered into separate indemnification agreements with each of our directors. Each indemnification agreement provides, among other things, for indemnification as provided in the agreement and otherwise to the fullest extent permitted by law and our charter and bylaws against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such advancement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax consequences of an investment in our common stock or with respect to non-U.S. holders, an investment in debt securities of the applicable issuer. This summary does not discuss the consequences of an investment in shares of our preferred stock, warrants or guarantees of debt securities. The tax consequences of such an investment will be discussed in the applicable prospectus supplement. For purposes of this section, references to “OUTFRONT Media Inc.,” “we,” “our” and “us” generally mean only OUTFRONT Media Inc., and references to the “applicable issuer” mean OUTFRONT Media Inc. in the case of debt securities of OUTFRONT Media Inc., Outfront Media Capital Corporation in the case of debt securities of Outfront Media Capital Corporation or Outfront Media Capital LLC in the case of debt securities of Outfront Media Capital LLC, and not its subsidiaries or other lower-tier entities, except as otherwise indicated. References to “customers” are to persons who are treated as lessees of real property for purposes of the REIT requirements. This summary is based upon the Code, the regulations promulgated by the U.S. Department of the Treasury (the “Treasury”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in our common stock or debt securities of the applicable issuer. The Code provisions governing the U.S. federal income tax treatment of REITs and holders of their securities are highly technical and complex, and this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships, other pass-through entities and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	U.S. persons that have a functional currency other than the U.S. dollar.

and, except to the extent discussed below:

•	tax-exempt organizations (including individual retirement and other tax-deferred accounts); and

•	foreign investors.

This summary assumes that investors will hold their common stock or debt securities as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock or debt securities of the applicable issuer depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of our common stock or debt securities of the applicable issuer will depend on the holder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock or debt securities of the applicable issuer.

Taxation of OUTFRONT Media Inc.

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year beginning July 17, 2014. We believe we have been organized and have operated in a manner that allows us to qualify for taxation as a REIT under the Code commencing with our taxable year beginning July 17, 2014, and intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify as a REIT. See “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following sets forth certain aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. Skadden, Arps, Slate, Meagher & Flom LLP has acted as our REIT Tax Counsel in connection with this prospectus and our election to be taxed as a REIT.

REIT Tax Counsel has rendered an opinion to us to the effect that, commencing with our taxable year beginning July 17, 2014, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of REIT Tax Counsel represents only the view of REIT Tax Counsel, based on its review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. The opinion was expressed as of the date issued. REIT Tax Counsel will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of REIT Tax Counsel and our qualification to be taxed as a REIT depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by REIT Tax Counsel. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals.

We have received a private letter ruling from the IRS with respect to certain issues relevant to our qualification to be taxed as a REIT. The ruling provides, subject to the terms and conditions contained therein, that our lease revenues from certain advertising structures and sites and certain services that we, an independent contractor or a TRS may provide, directly or through subsidiaries, to our customers, will enable us to qualify to be taxed as a REIT. Although we may generally rely upon the ruling, no assurance can be given that the IRS will not challenge our qualification to be taxed as a REIT on the basis of other issues or facts outside the scope of the ruling.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify to be taxed as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. “Double taxation” means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal noncorporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

In any year in which we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property.”

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification to be taxed as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification to be taxed as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

•	If we sell any of our existing appreciated assets owned as of July 17, 2014 or if we acquire appreciated assets from a corporation that is not a REIT (i.e., a C corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following July 17, 2014 or the date of acquisition of such assets from the C corporation, as applicable.

•	The earnings of our domestic TRSs will generally be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

(7)	that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2014). Our charter provides restrictions regarding the ownership and transfers of shares of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above, among other purposes. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirements described in condition (6) above, we will be treated as having met this requirement. Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. If any such record holder fails or refuses to comply with the demands, such record holder will be required by Treasury regulations to submit a statement with such record holder’s tax return disclosing such record holder’s actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax.

If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below under “—Income Tests—Failure to Satisfy the Gross Income Tests” and “—Asset Tests.”

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s customers that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s-length basis.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from “rents from real property,” gains from the sale of real property, mortgages on real property, and shares in other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property. Rents we receive from a customer will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

•	The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a noncorporate customer, or, if the customer is a corporation (but excluding any TRS), 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the customer. Rents we receive from such a customer that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other customers for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other customers is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•	Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We generally do not operate or manage the property or furnish or render services to our customers, subject to a 1% de minimis allowance. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of electricity or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenues, or a TRS, which may be wholly or partially owned by us, to provide non-customary services to our customers without causing the rent that we receive from those customers to fail to qualify as “rents from real property.”

We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

The value of our assets is primarily attributable to our outdoor advertising structure and sites. Billboards are generally located on sites leased through agreements with landowners. Billboard displays can be either static or digital and can come in a variety of forms, including freestanding billboard displays and displays on the exterior and roofs of buildings. Advertising displays may also be placed on the interior and exterior of rail and subway cars and buses, as well as on benches, trams, trains, transit shelters, urban panels (i.e., smaller-sized billboards located at transit entrances), street kiosks and transit platforms. We generally own the physical billboard structures on which our customers display advertising copy, hold the legal permits to display advertising thereon and lease the underlying sites. We estimate that approximately 75% of our billboard structures in the United States are “legal nonconforming” billboards, meaning they were legally constructed under laws in effect at the time they were built, but could not be constructed under current laws. These structures are often in areas where it is difficult or not permitted to build additional billboards under current laws, which enhances the value of our portfolio. We also hold exclusive multiyear contracts with municipalities and transit operators in many large cities, including Los Angeles, Washington, D.C. and New York City, to operate advertising structures and sites within their transit systems. We will lease and sublease displays on our advertising structures and sites pursuant to advertising agreements. Further, we or our affiliates will provide certain services to customers of our advertising structures and sites. Certain of our outdoor advertising assets described above are treated as real property for purposes of the REIT gross income tests, and therefore the rent payments received pursuant to the advertising agreements with respect to such assets are treated as rents from real property for purposes of the REIT gross income tests. We structure our provision of services to our customers in a manner that does not prevent our rental income from qualifying as “rents from real property.” We have received a private letter ruling from the IRS with respect to certain issues relevant to our qualification to be taxed as a REIT. The ruling provides, subject to the terms and conditions contained therein, that amounts received by us pursuant to certain of our advertising agreements, including for certain services that we, independent contractors or TRSs may provide, directly or through subsidiaries, to our customers, will enable us to qualify to be taxed as a REIT. Although we may generally rely upon the ruling, no assurance can be given that the IRS will not challenge our qualification to be taxed as a REIT on the basis of other issues or facts outside the scope of the ruling.

We intend to cause any services that are not “usually or customarily rendered,” or that are for the benefit of a particular customer in connection with the rental of real property, to be provided through a TRS or through an “independent contractor.” However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or on an interest in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Dividend Income. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

Failure to Satisfy the Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our REIT taxable income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries, and the 10% value test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold, may not exceed 25% (or for our 2018 and subsequent taxable years, 20%) of the value of our total assets. Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of a non-publicly offered REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a nongovernmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) was not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset tests to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(i)	the sum of

(a)	90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and

(b)	90% of our after tax net income, if any, from foreclosure property (as described below); minus

(ii)	the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. These distributions will be treated as received by our stockholders in the year in which paid. For distributions prior to our 2015 taxable year, and for any subsequent year in which we do not qualify as a “publicly offered REIT” within the meaning of the Code, in order for such distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with any preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

We expect that our REIT taxable income will be less than our cash flows because of depreciation and other noncash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may sell assets, borrow funds to pay dividends, or pay dividends through the distribution of other property (including shares of our stock) in order to meet the distribution requirements while preserving our cash. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before January 31 of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Derivatives and Hedging Transactions

We may enter into hedging transactions, including with respect to foreign currency exchange rate and interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as swap contracts, cap or floor contracts, futures or forward contracts and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% and 95% gross income tests if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification to be taxed as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our customers by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a customer of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

From time to time, our TRS may provide services to our customers. We intend to set the fees paid to our TRS for such services at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for customer services over the amount actually paid.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders will be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts or estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lose our qualification. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. Holders. A “U.S. Holder” is a beneficial owner of our common stock or debt securities of the applicable issuer that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (b) that trust has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock or debt securities of the applicable issuer, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the ownership and disposition of our common stock.

Distributions.

So long as we qualify as a REIT, the distributions that we make to our taxable U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most U.S. Holders that are individuals, trusts or estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to:

•	income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax);

•	dividends received by us from other REITs (if designated by these REITs as qualified dividends), TRSs or other taxable C corporations; or

•	income in the prior taxable year from sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case our U.S. Holders will be treated as having received, solely for tax purposes, our undistributed capital gains, and such stockholders will receive a corresponding credit for their proportionate part of the taxes that we paid on such undistributed capital gains. See “—Taxation of OUTFRONT Media Inc.—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. Holders that are individuals, trusts or estates, and 35% in the case of U.S. Holders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than twelve months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before January 31 of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of OUTFRONT Media Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. If a U.S. Holder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder’s adjusted tax basis in the shares of stock. In general, capital gains recognized by individuals, trusts or estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gains arising from the sale or exchange by a U.S. Holder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. Holders. A “non-U.S. Holder” is a beneficial owner of our common stock or debt securities of the applicable issuer other than a partnership or U.S. Holder.

Ordinary Dividends. The portion of dividends received by non-U.S. Holders that (i) is payable out of our earnings and profits, (ii) is not attributable to capital gains that we recognize and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. Holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. Holder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. Holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder’s proportionate share of our earnings and profits, plus (ii) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See “—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. Holder that is a corporation.

A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor or if the underlying asset is not a USRPI. Capital gain dividends received by a non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. Holder’s U.S. trade or business, in which case the non-U.S. Holder would be subject to the same treatment as U.S. Holders with respect to such gain, except that a non-U.S. Holder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) or (ii) the non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. Holder will incur a 30% tax on his capital gains. We expect that a significant portion of our assets will be USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but instead will be treated in the same manner as an ordinary dividend (see “—Ordinary Dividends”), if (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the recipient non-U.S. Holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. Holder generally will not be subject to U.S. taxation. Subject to certain exceptions discussed below, our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that 50% or more of our assets will consist of USRPIs.

Even if the foregoing 50% test is met, however, our stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held, directly or indirectly, by non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). Our charter contains restrictions designed to protect our status as a “domestically controlled qualified investment entity,” and we believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. Holder’s sale of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. Holder held 10% or less of our outstanding common stock at any time during a prescribed testing period. We expect that our common stock will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. Holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. Holder in two cases: (i) if the non-U.S. Holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. Holder, the non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, except that a non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty) or (ii) if the non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to “regularly traded” stock described above), a non-U.S. Holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. Holder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Special FIRPTA Rules. Recently enacted amendments to FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.”

Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock. Certain restrictions on ownership and transfer of shares of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Taxation of Non-U.S. Holders of Debt Securities of an Applicable Issuer

This section summarizes the taxation of non-U.S. Holders of debt securities issued by an applicable issuer. This discussion deals only with certain U.S. federal income tax consequences to a non-U.S. Holder that acquires fixed rate debt securities issued without original issue discount in their initial offering and at their issue price.

Taxation of Interest

Subject to the backup withholding and Foreign Account Tax Compliance Act rules below, payments of interest on a debt security to any non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that the applicable issuer or the person otherwise responsible for withholding U.S. federal income tax from payments on debt securities of an applicable issuer receives a certification from the non-U.S. Holder, discussed below, and the holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all of our voting stock;

•	a “controlled foreign corporation” related, directly or indirectly, to us through stock ownership; or

•	earning such interest as income effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty so requires, as attributable to a permanent establishment in the United States).

Regarding certification, the non-U.S. Holder may provide a properly completed IRS Form W-8BEN-E or Form W-8BEN (or substitute Form W-8BEN-E, Form W-8BEN or appropriate successor form) signed under penalties of perjury that provides the non-U.S. Holder’s name and address and certifies that the non-U.S. Holder is not a U.S. person for U.S. federal income tax purposes. Alternatively, in a case where a security clearing organization, bank, or other financial institution holds debt securities in the ordinary course of its trade or business on behalf of the non-U.S. Holder, the applicable issuer or the person that otherwise would be required to withhold U.S. federal income tax generally should receive from that financial institution (i) a certification, signed under penalties of perjury, that such financial institution (or another such financial institution) has received from the non-U.S. Holder a properly completed IRS Form W-8BEN-E or Form W-BEN (or substitute Form W-8BEN-E, Form W-8BEN or the appropriate successor form), and (ii) a copy of such IRS Form W-8BEN-E or Form W-8BEN (or substitute Form W-8BEN-E, Form W-8BEN or the appropriate successor form). In each case, the certification requirement will not be satisfied if the applicable issuer or the person otherwise responsible for withholding U.S. federal income tax from payments on the debt securities has actual knowledge or reason to know that the beneficial owner of the note is not a non-U.S. Holder.

A non-U.S. Holder that does not qualify for exemption from withholding under the rules described in the preceding paragraphs will generally be subject to withholding of U.S. federal income tax at the rate of 30%, or a lower treaty rate, if applicable, on payments of interest on the debt securities of an applicable issuer unless the interest is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States (as described below).

If the interest on a debt security is effectively connected with the conduct by a non-U.S. Holder of a trade or business in the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment in the United States), such income will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons. If the non-U.S. Holder is a corporation for U.S. federal income tax purposes, the “dividend equivalent amount” attributable to such income also may be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty). If income is subject to U.S. federal income tax on a net basis in accordance with the rules described above, such income will not be subject to U.S. withholding tax so long as the holder provides the applicable issuer, or the person otherwise required to withhold U.S. federal income tax, with the appropriate certification, generally on IRS Form W-8ECI.

In order to claim a tax treaty benefit, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN-E, Form W-8BEN or the appropriate successor form.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, an exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale, Exchange, or Disposition

Subject to the backup withholding and Foreign Account Tax Compliance Act rules below, any gain realized by a non-U.S. Holder on the sale, exchange, retirement, or other disposition of a debt security will generally not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the conduct by such non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment in the United States); or

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

Proceeds from the disposition of a debt security that are attributable to accrued but unpaid interest will generally be subject to, or exempt from, U.S. federal income and withholding tax to the same extent as described above with respect to interest paid on a debt security.

For non-U.S. Holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to U.S. federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty). Non-U.S. Holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by U.S. source capital losses.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which review may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock or debt securities of the applicable issuer.

Medicare 3.8% Tax on Investment Income

Certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock or debt securities of the applicable issuer.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% generally will be required on dividends and payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale of, our common stock and debt securities of the applicable issuer held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into and complies with an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Accordingly, the entity through which our common stock or debt securities of the applicable issuer are held will affect the determination of whether such withholding is required. Similarly, dividends and payments of interest in respect of, and, after December 31, 2018, gross proceeds from the sale of, our common stock and debt securities of the applicable issuer held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. Compliance with, or an exception from, these rules is typically evidenced by delivery of a properly executed IRS Form W-8BEN-E. We will not pay any additional amounts to stockholders or holders of debt securities of the applicable issuer in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our common stock or debt securities of the applicable issuer.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders and debtholders of the applicable issuer may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders and debtholders of the applicable issuer may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders or debtholders of the applicable issuer as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock or debt securities of the applicable issuer.

Backup withholding and information reporting

A non-U.S. Holder not subject to U.S. federal income or withholding tax may nonetheless be subject to backup withholding and information reporting with respect to dividends and interest paid, and with respect to amounts realized on the disposition of stock or debt securities, unless the non-U.S. Holder provides the withholding agent with the applicable IRS Form W-8 or otherwise establishes an exemption. Non-U.S. Holders should consult their tax advisors as to their qualifications for an exemption for backup withholding and the procedure for obtaining such an exemption. In addition, payments to a non-U.S. Holder and proceeds from certain dispositions of stock or debt securities of the applicable issuer may be reported to the IRS and may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty or other agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder may be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

PLAN OF DISTRIBUTION

We may offer and sell the securities in and outside the United States:

•	through underwriters, brokers or dealers;

•	directly to purchasers, including our stockholders or through a specific bidding, auction or other process;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its commercially reasonable efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Venable LLP (with respect to certain Maryland and Virginia law matters), Skadden, Arps, Slate, Meagher & Flom LLP (with respect to certain U.S. federal income tax matters) and Jones Day (with respect to all other matters).

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates. The SEC also maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov. We also make available on or through our website, www.outfrontmedia.com, without charge, copies of our SEC filings as soon as reasonably practicable after we electronically file them with the SEC. The reference to our website address is a textual reference only, meaning that is does not constitute incorporation by reference of the information contained on the website, including reports and documents filed by us, and should not be considered part of this prospectus.

Additional copies of this prospectus may be obtained, without charge, by writing to us at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, NY 10174, Attention: General Counsel, or by calling 212-297-6400.

INCORPORATION BY REFERENCE

We hereby incorporate by reference into this prospectus the following documents or information filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016;

•	Information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014 from our definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2015;

•	Our Current Reports on Form 8-K, filed with the SEC on February 25, 2016 and April 1, 2016; and

•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 20, 2014, including any further amendments thereto or reports filed for the purposes of updating this description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You can request copies of such documents by writing to us at OUTFRONT Media Inc., 405 Lexington Avenue, 17th Floor, New York, New York 10174, Attention: General Counsel, or by calling us at (212) 297-6400.

Notwithstanding the preceding, unless specifically stated to the contrary, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC under its rules and regulations, including, but not limited to, information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, and any related exhibits. The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement herein or in any subsequently filed document or report that also is incorporated by reference or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item  14. Other Expenses of Issuance and Distribution.

The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by us in connection with the issuance and distribution of the securities covered by this registration statement.

SEC registration fee	$(1)
FINRA fees	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent fees and expenses	(2)
Fees and expenses of the Trustee	(2)
Miscellaneous	(2)

Total	$(2)

(1)	In accordance with rules 456(b) and 457(r) under the Securities Act of 1933, as amended, we are deferring payment of all of the registration fee.
(2)	An estimate of the aggregate amount of any of these expenses that may be applicable will be reflected in the relevant prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Maryland Corporations

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. The Company’s Charter (the “charter”) contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify any present or former director or officer, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any proceeding to which he or she may be made or threatened to be made a party by reason of his or her service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that a personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and the Company’s Amended and Restated Bylaws (the “bylaws”) obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of the Company who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; and

•	any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, trustee or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee of ours or a predecessor of ours.

The indemnification and payment or reimbursement of expenses provided by the indemnification provisions of our charter and bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any statute, bylaw, resolution, insurance, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we have entered into separate indemnification agreements with each of our directors. Each indemnification agreement provides, among other things, for indemnification as provided in the agreement and otherwise to the fullest extent permitted by law and our charter and bylaws against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such advancement.

Outdoor Inc.’s articles of incorporation and bylaws generally provide for indemnification of its officers and directors to the fullest extent permitted under Maryland law.

Delaware Corporations

Pursuant to Section 145(a) of the Delaware General Corporation Law, or DGCL, Delaware corporations may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of a Delaware corporation or is or was serving at a Delaware corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.

Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of each Delaware corporation, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), no Delaware corporation shall indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to it unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The articles of incorporation and bylaws of Outfront Media Capital Corporation, Outfront Media L.A. Inc., Outfront Media Outernet Inc. and Outfront Media Sports Inc. generally provide for indemnification of their respective officers and directors to the fullest extent permitted under Delaware law.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of Outfront Media Capital LLC, Fuel Outdoor Holdings LLC, Fuel Outdoor San Francisco LLC, Metro Fuel LLC, Outfront Media Group LLC, Outfront Media LLC, Outfront Media Miami LLC and Outfront Media Wall to Wall LLC generally provide for the indemnification of their respective officers and directors to the fullest extent permitted under Delaware law.

New York Corporations

Section 721 of the New York Business Corporation Law, or NYBCL, provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

The articles of incorporation and bylaws of Century Prince Street, Inc. and Mizey Realty Co., Inc. generally provide for the indemnification of their respective officers and directors to the fullest extent permitted under New York law.

New York Limited Liability Companies

Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The limited liability company agreements of Fuel Outdoor LLC, Millennium Billboards L.L.C., Motion Picture Promotions, LLC, Outfront Media Boston LLC, Outfront Media Bus Advertising LLC, Outfront Media Chicago LLC, Outfront Media Citylites LLC, Outfront Media Electrical & Maintenance LLC, Outfront Media Kiosk Advertising LLC, Outfront Media Miami Holdings LLC, Outfront Media Minnesota LLC, Outfront Media San Francisco LLC, Outfront Media Sign Erectors LLC, Outfront Media Transportation Advertising LLC and Outfront Media VW Communications LLC generally provide for the indemnification of their respective officers and directors to the fullest extent permitted under New York law.

Texas Corporations

Under Section 8.101 of the Texas Business Organizational Code, or TBOC, subject to the procedures and limitations stated therein, we may indemnify a governing person, former governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding against a judgment and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined that the person:

•	acted in good faith;

•	reasonably believed, when acting in his or her official capacity, that his or her conduct was in the best interests of the Company, and, when not acting in such capacity, believed that his or her conduct was not opposed to the best interests of the Company; and

•	in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We are required by Section 8.051 of the TBOC to indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBOC prohibits us from indemnifying a governing person in respect of a proceeding in which the person is found liable to us or on the basis that a personal benefit was improperly received by the person, other than reasonable expenses actually incurred by the person in connection with the proceeding; provided, that the TBOC further prohibits us from indemnifying a governing person in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of the person’s duties, breach of the person’s duty of loyalty to the Company, or an act or omission not committed in good faith that constitutes a breach of duty owed by the person to the Company.

Under Section 8.052 of the TBOC, a court may order us to indemnify a governing person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the person is found liable to us or because a personal benefit was improperly received by the person, the indemnification will be limited to reasonable expenses.

The bylaws of Outfront Media Texas Inc. provides for the indemnification of its officers and directors for any expenses actually and necessarily incurred by that officer in any action, suit or proceeding to which the officer is a made a party by reason of holding that position; provided, however, that no officer or director shall receive such indemnification if finally adjudicated to be liable for negligence or misconduct in office. The indemnification extends to good-faith expenditures incurred in anticipation of threatened or proposed litigation and the board of directors of Outfront Media Texas Inc. may, in proper cases, extend the indemnification to cover good-faith settlement of any such action, suit or proceeding, whether formally instituted or not.

Virginia Limited Liability Companies

Section 13.1-1009(16) of the Virginia Limited Liability Company Act provides that, subject to the standards and restrictions, if any, contained in the articles of organization or operating agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The limited liability company agreement of Rockbridge Sports, Media and Entertainment, LLC generally provides for the indemnification of its officers and members to the fullest extent permitted by Virginia law and its publicly traded direct or indirect parent.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Reorganization, dated as of January 15, 2014, by and among CBS Corporation, CBS Outdoor Americas Inc. and CBS Radio Media Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-11 (File No. 333-189643), filed on January 31, 2014).

2.2	Master Separation Agreement, dated as of April 2, 2014, by and between CBS Outdoor Americas Inc. and CBS Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36367), filed on April 2, 2014).+

2.3	Membership Interest Purchase Agreement, dated as of July 20, 2014, by and among CBS Outdoor Americas Inc., CBS Outdoor LLC, Van Wagner Communications, LLC, Van Wagner Twelve Holdings, LLC and Richard M. Schaps (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36367), filed on July 21, 2014).+

4.1	Articles of Amendment and Restatement of OUTFRONT Media Inc. effective March 28, 2014, as amended by the Articles of Amendment of OUTFRONT Media Inc. effective November 20, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36367), filed on November 20, 2014).

4.2	Amended and Restated Bylaws of OUTFRONT Media Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36367), filed on February 25, 2016).

4.3	Form of Indenture.

4.4	Form of Debt Security.*

4.5	Form of Warrant Agreement.*

4.6	Form of Warrant.*

4.7	Form of Articles Supplementary classifying Preferred Stock.*

4.8	Form of Preferred Stock Certificate.*

5.1	Opinion of Jones Day.

5.2	Opinion of Venable LLP.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

23.3	Consent of Venable LLP (included in Exhibit 5.2).

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

24.1	Powers of Attorney (included on the signature pages of this registration statement on Form S-3 and incorporated herein by reference).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Deutsche Bank Trust Company Americas.

+ Schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule, annex or exhibit upon request.

* To be filed, as applicable, either as an exhibit to a document to be incorporated herein by reference or by a post-effective amendment to this registration statement in connection with a specific offering of securities.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chairman and Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

/s/ William Apfelbaum William Apfelbaum	Director	April 15, 2016

/s/ Nicolas Brien Nicolas Brien	Director	April 15, 2016

/s/ Manuel Diaz Manuel A. Diaz	Director	April 15, 2016

/s/ Peter Mathes Peter Mathes	Director	April 15, 2016

/s/ Susan Tolson Susan M. Tolson	Director	April 15, 2016

/s/ Joseph H. Wender Joseph H. Wender	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA CAPITAL LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTDOOR INC.
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA CAPITAL CORPORATION

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 15, 2016

/s/ Richard H. Sauer Richard H. Sauer	Director	April 15, 2016

/s/ George Wood George Wood	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

CENTURY PRINCE STREET, INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 15, 2016

/s/ Richard H. Sauer Richard H. Sauer	Director	April 15, 2016

/s/ George Wood George Wood	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

FUEL OUTDOOR LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Manager	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

FUEL OUTDOOR HOLDINGS LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Manager	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

FUEL OUTDOOR SAN FRANCISCO LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Manager	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

METRO FUEL LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Manager	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

MILLENNIUM BILLBOARDS L.L.C.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Manager	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

MIZEY REALTY CO., INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 15, 2016

/s/ Richard H. Sauer Richard H. Sauer	Director	April 15, 2016

/s/ George Wood George Wood	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

MOTION PICTURE PROMOTIONS, LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Manager	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTDOOR INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 15, 2016

/s/ Richard H. Sauer Richard H. Sauer	Director	April 15, 2016

/s/ George Wood George Wood	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA BOSTON LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA BUS ADVERTISING LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA CHICAGO LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA CITYLITES LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA MINNESOTA LLC Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA ELECTRICAL & MAINTENANCE LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George Wood George Wood	President (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA GROUP LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA LLC Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA KIOSK ADVERTISING LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA L.A. INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 15, 2016

/s/ Richard H. Sauer Richard H. Sauer	Director	April 15, 2016

/s/ George Wood George Wood	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA CAPITAL LLC Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA MIAMI HOLDINGS LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA MIAMI LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

FUEL OUTDOOR HOLDINGS LLC Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Manager	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA MINNESOTA LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA OUTERNET INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 15, 2016

/s/ Richard H. Sauer Richard H. Sauer	Director	April 15, 2016

/s/ George Wood George Wood	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA SAN FRANCISCO LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA SIGN ERECTORS LLC

By:	/s/ Richard H. Sauer
	Name:	Richard H. Sauer
	Title:	Executive Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George Wood George Wood	President (Principal Executive, Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA SPORTS INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard H. Sauer Richard H. Sauer	Executive Vice President, General Counsel and Secretary (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 15, 2016

/s/ Richard H. Sauer Richard H. Sauer	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA TEXAS INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

/s/ Richard H. Sauer Richard H. Sauer	Director	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Director	April 15, 2016

/s/ George Wood George Wood	Director	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA TRANSPORTATION ADVERTISING LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA VW COMMUNICATIONS LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA LLC
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

OUTFRONT MEDIA WALL TO WALL LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA VW COMMUNICATIONS LLC
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2016.

ROCKBRIDGE SPORTS, MEDIA AND ENTERTAINMENT, LLC

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Donald R. Shassian, Richard H. Sauer and Louis Capocasale as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his or her name and on his or her behalf, in any and all capacities, this registrant’s Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Jeremy J. Male Jeremy J. Male	Chief Executive Officer (Principal Executive Officer)	April 15, 2016

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	April 15, 2016

OUTFRONT MEDIA SPORTS INC.
Its: Sole Member

/s/ Donald R. Shassian Donald R. Shassian	Executive Vice President and Chief Financial Officer	April 15, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

2.1	Agreement and Plan of Reorganization, dated as of January 15, 2014, by and among CBS Corporation, CBS Outdoor Americas Inc. and CBS Radio Media Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-11 (File No. 333-189643), filed on January 31, 2014).

2.2	Master Separation Agreement, dated as of April 2, 2014, by and between CBS Outdoor Americas Inc. and CBS Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36367), filed on April 2, 2014).+

2.3	Membership Interest Purchase Agreement, dated as of July 20, 2014, by and among CBS Outdoor Americas Inc., CBS Outdoor LLC, Van Wagner Communications, LLC, Van Wagner Twelve Holdings, LLC and Richard M. Schaps (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36367), filed on July 21, 2014).+

4.1	Articles of Amendment and Restatement of OUTFRONT Media Inc. effective March 28, 2014, as amended by the Articles of Amendment of OUTFRONT Media Inc. effective November 20, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36367), filed on November 20, 2014).

4.2	Amended and Restated Bylaws of OUTFRONT Media Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36367), filed on February 25, 2016).

4.3	Form of Indenture.

4.4	Form of Debt Security.*

4.5	Form of Warrant Agreement.*

4.6	Form of Warrant.*

4.7	Form of Articles Supplementary classifying Preferred Stock.*

4.8	Form of Preferred Stock Certificate.*

5.1	Opinion of Jones Day.

5.2	Opinion of Venable LLP.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jones Day (included in Exhibit 5.1).

23.3	Consent of Venable LLP (included in Exhibit 5.2).

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

24.1	Powers of Attorney (included on the signature pages of this registration statement on Form S-3 and incorporated herein by reference).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Deutsche Bank Trust Company Americas.

+ Schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule, annex or exhibit upon request.

* To be filed, as applicable, either as an exhibit to a document to be incorporated herein by reference or by a post-effective amendment to this registration statement in connection with a specific offering of securities.